                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.    )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             SureWest Communications
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (6)  Amount Previously Paid:

         -----------------------------------------------------------------------

    (7)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

    (8)  Filing Party:

         -----------------------------------------------------------------------

    (9)  Date Filed:

         -----------------------------------------------------------------------

                            SUREWEST COMMUNICATIONS
                                  P.O. BOX 969
                               200 VERNON STREET
                          ROSEVILLE, CALIFORNIA 95678

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of SureWest Communications to be held at the Company's Facility at 8150 Industrial Avenue, Building A, Roseville, California, on Friday, May 17, 2002 at 8:00 p.m.

     As we do at each annual meeting of our shareholders, officers will present reports on the various activities of SureWest Communications and its subsidiaries, and about our financial performance. At the meeting, you will be deciding who will serve as the Company's directors until the next annual meeting, and on a proposal to amend one of the Company's incentive plans. In addition, you will be deciding on a proposal to change our state of incorporation from California to Delaware (and an increase of the Company's authorized stock, irrespective of the reincorporation decision). The Proxy Statement describes in detail the proposed change in legal domicile, as well as the other items to be presented to the shareholders at the meeting. I encourage you to read the Proxy Statement carefully.

     The Board of Directors recommends that you vote your shares IN FAVOR of the election of directors, the proposal to reincorporate as a Delaware corporation and the proposals to amend the Company's incentive plan and authorized stock. Shareholders may vote one of three ways:

     - By Mail: Fill in, date and mail your proxy card.

     - By Telephone: Call 1-800-293-8533.

     - By Internet: Go to www.continentalstock.com to vote on the internet

     Your vote is important, and whether or not you plan to attend the meeting, I hope you will vote as soon as possible.

     Thank you for your continued support.

                                          Sincerely yours,

                                                   /s/ Thomas E. Doyle

                                          THOMAS E. DOYLE
                                          Chairman of the Board

                            SUREWEST COMMUNICATIONS
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of SureWest Communications (hereinafter called the Company) will be held at the Company's Facility at 8150 Industrial Avenue, Building A, Roseville, California, on Friday, May 17, 2002 at 8:00 p.m., for the following purposes:

          1. To elect a Board of seven (7) Directors;

          2. To approve an amendment to the Company's 2000 Equity Incentive Plan to increase the number of shares available thereunder and to extend the year of termination until 2012;

          3. To consider a proposal to change the Company's state of incorporation from California to Delaware;

          4. To approve the setting of the number of authorized shares of Common Stock at 200,000,000 shares and to authorize 10,000,000 shares of Preferred Stock; and

          5. To transact such other business as may properly come before the meeting.

     Only shareholders of record on the books of the Company as of 5:00 p.m., March 29, 2002 will be entitled to vote at the meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Neil J. Doerhoff

                                          NEIL J. DOERHOFF
                                          Secretary

         SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE
        AS PROMPTLY AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL
             AS BY TELEPHONE OR BY MAILING THE ENCLOSED PROXY CARD.

Roseville, California, April 5, 2002.

                            SUREWEST COMMUNICATIONS
                                  P.O. BOX 969
                               200 VERNON STREET
                          ROSEVILLE, CALIFORNIA 95678
                                 APRIL 5, 2002
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SureWest Communications (hereinafter called the Company) to be used at the Annual Meeting of Shareholders on May 17, 2002, or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.

     The approximate date of mailing to shareholders of Notice of Annual Meeting and this Proxy Statement is April 5, 2002.

                                 VOTING RIGHTS

VOTING

     The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 p.m. on March 29, 2002, will be entitled to vote at the Annual Meeting. As of the close of business on March 1, 2002, there were 15,044,777 shares of the Company's Common Stock outstanding. On March 1, 2002, no person was known by the Company to be the beneficial owner of more than five percent of its issued and outstanding Common Stock, except as follows:

                                                              AMOUNT AND NATURE      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                       -----------------------   --------
SureWest Communications Employee Stock Ownership Plan....         1,635,482(1)         10.9%
P.O. Box 969
Roseville, California 95678

---------------

(1) Shared voting and investment power.

     Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

     In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him or to distribute his votes upon the same principle among as many nominees as he thinks fit. The seven candidates for election as Directors at the Annual Meeting of Shareholders who receive the highest number of affirmative votes will be elected.

     Approval of the proposals to change the state of incorporation to Delaware, and to increase the number of authorized shares of Common Stock and authorize Preferred Stock, require the affirmative vote of a majority of the outstanding shares of the Company. The approval of any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting.

VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE

     Shareholders whose shares are registered directly with Continental Stock Transfer & Trust Company ("Continental") (which assumed the Company's stock transfer agent duties in 2001) may vote either via the Internet or by calling Continental. Specific instructions to be followed by any registered shareholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

     If your shares are held in "street name" and are registered in the name of a brokerage firm or nominee, you may be able to vote your shares electronically over the Internet or by telephone. A large number of brokerage firms and nominees are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. If your brokerage firm or nominee is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided. Votes submitted via the Internet must be received by 11:59 p.m. Eastern Time on May 16, 2002.

                             ELECTION OF DIRECTORS

     The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The nominees constitute the present Board of Directors, all of whom were elected at the last Annual Meeting of Shareholders of the Company. The information below is provided as of March 1, 2002.

     Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable to serve if elected a Director.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:


                                                                                                 DIRECTOR
NAME                     AGE   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS   SINCE
----                     ---   ----------------------------------------------------------------  --------

Thomas E. Doyle(1).....  73    Chairman of the Board of Directors of the Company (since 2000);     1951
                               Vice President (from 1972 to 2000) and Secretary-Treasurer (from
                               1965 to 2000) of the Company.

Brian H. Strom.........  59    President and Chief Executive Officer of the Company.               1993

John R. Roberts III....  50    Executive Director (since 1999), The Natomas Basin Conservancy;     1993
                               Executive Director, California Rice Industry Association (from
                               1990 to 1998).

Chris L. Branscum......  53    Managing Director, Hallador Venture Partners, LLC, Sacramento,      1999
                               California; President and Chief Executive Officer (since 2000)
                               and Director, Repeater Technologies, Inc., Sunnyvale,
                               California.

Neil J. Doerhoff.......  49    Secretary of the Company (since 2000); Financial Consultant;        1999
                               Corporate Secretary (from 1987 to 2000), Raley's, Sacramento,
                               California.

                                                                                              DIRECTOR
NAME                  AGE   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS   SINCE
----                  ---   ----------------------------------------------------------------  --------
Kirk C. Doyle(1)....  48    Realtor, Kirk Doyle Realty, Roseville, California.                  2000
Timothy D. Taron....  51    Partner (since 1981), Hefner, Stark & Marois, LLP                   2000
                            (Attorneys-at-Law), Sacramento, California.

---------------

(1) Thomas E. Doyle is the father of Kirk C. Doyle.

DIRECTORS' MEETING, COMMITTEES AND FEES

     During 2001, the Board of Directors held 15 meetings. Each Director attended at least 75 percent of the Board meetings and meetings of the committees of which he is a member.

     The Company has a Compensation Committee composed of Messrs. Roberts, Branscum, Doerhoff and Doyle (Kirk). Mr. Roberts is the Chairman. The functions of the Compensation Committee include development of compensation strategy and review of the compensation and performance of officers of the Company, review and approval of criteria for the granting of bonuses, and administration of the Company's stock-based benefit plans and other officer and director compensation arrangements. The Compensation Committee met three times during 2001.

     The Company has an Audit Committee composed of Messrs. Roberts, Branscum, Doerhoff and Taron. Mr. Doerhoff is the Chairman. The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent auditors, (ii) review the scope of the audit and the audit procedure to be utilized, (iii) review with the independent auditors and internal auditors the effectiveness of accounting and financial controls, and (iv) discuss with the independent auditors the results of their audit and review the Company's financial statements to be presented to shareholders to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. A copy of the Audit Committee Charter is attached as Appendix A. The Audit Committee met seven times during 2001.

     The Company has a Nominating Committee composed of Messrs. Doyle (Thomas), Strom and Branscum. Mr. Branscum is the Chairman. The purpose of the Nominating Committee is to (i) develop policies relating to the size and composition of the Board of Directors, (ii) monitor and evaluate officer appointments and develop plans for managerial succession and (iii) recommend a slate of nominees to the Board of Directors. The Nominating Committee will consider recommendations for nominees for directorship submitted by shareholders. Shareholders who wish the Nominating Committee to consider their recommendations for the position of director should submit their recommendations in writing to the Nominating Committee in care of the Secretary of the Company at our principal executive offices. The Nominating Committee met one time during 2001.

     All Directors other than Thomas E. Doyle and Brian H. Strom were compensated by a fee of $1,000 per month and $750 for each Board meeting they attended in 2001. Directors also receive $500 for each Committee meeting they attend ($750 if the meeting is on a day different than a Directors' meeting). Committee Chairmen also receive a fee of $2,500 annually.


     The non-employee Directors of the Company are entitled to participate in the SureWest Communications 2000 Equity Incentive Plan (the "2000 Plan"). Pursuant to the 2000 Plan, options to purchase 1,250 shares of Common Stock are automatically granted to each non-employee Director upon the conclusion of each regular annual meeting of the Company's shareholders. Non-employee Directors are also eligible to receive other grants under the 2000 Plan, including additional options. In 2001, options to purchase 1,250 shares (the automatic grant), and a restricted stock award of 1,250 shares, were granted to each of the non-employee Directors.

                PROPOSAL TO AMEND THE 2000 EQUITY INCENTIVE PLAN

INTRODUCTION

     The 2000 Equity Incentive Plan (the "2000 Plan") was adopted by the Board of Directors in January 2000 and approved by the shareholders in May 2000. 800,000 shares were reserved for issuance under the Plan.

     Stock options and other stock based awards play a significant role in the Company's ability to recruit, reward and retain executives and employees. Telecommunications and technology companies have historically used stock options and stock based awards as an important part of recruitment and retention packages. The Company competes directly with telecommunications and technology companies for experienced executives and employees, and needs to be able to offer comparable compensation benefits. The Board of Directors believes that providing executives and employees with a direct stake in the Company's welfare will assure a closer identification of the interests of executives and other employees with those of the Company and its shareholders, and provide additional incentive to encourage their continued service to the Company. However, as of March 1, 2002, there were only 50,451 shares remaining available for grant under the Plan.

PROPOSED AMENDMENT TO THE 2000 PLAN

     On December 13, 2001, the Board of Directors, subject to shareholder approval, (1) increased the total shares reserved for issuance under the 2000 Plan to 950,000 shares until December 31, 2002, and thereafter increased the maximum amount of shares reserved for issuance to 950,000, plus annual additions equal to the lesser of (i) 1% of the total issued and outstanding shares as of January 1 of each full or partial Company fiscal year during which the 2000 Plan is in effect, or (ii) such amount calculated as of May 1, 2002, and (2) extended the date prior to which Incentive Stock Options may be granted under the 2000 Plan from January 30, 2010 to January 30, 2012, which will be the termination date for the 2000 Plan.

     The essential provisions of the Plan are outlined below.

PURPOSE OF THE 2000 PLAN

     The purpose of the 2000 Plan is to promote the long-term success of the Company and creation of shareholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to shareholder interests through increased share ownership.

TYPES OF AWARDS

     The 2000 Plan permits the granting of any or all of the following types of awards to participants: (1) restricted shares, (2) stock units, (3) performance shares, (4) stock options, including Incentive Stock Options ("ISOs") and options other than ISOs ("non-qualified options") and stock appreciation rights ("SARs") (collectively, the "Awards").

ELIGIBILITY

     All employees of the Company and its subsidiaries and affiliates, together with outside directors and consultants are eligible to be participants.

ADMINISTRATION

     The 2000 Plan is administered by the Compensation Committee of the Board of Directors of the Company ("Compensation Committee"). The Compensation Committee has the authority to select the participants to receive Awards under the 2000 Plan and to determine the type, number, vesting requirements and other features and conditions of Awards. The Compensation Committee is further authorized to interpret the 2000 Plan, and to adopt such rules and guidelines as it deems appropriate to implement the 2000 Plan.

AMENDMENT

     The Board of Directors may, at any time and for any reason, amend or terminate the 2000 Plan, subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules.

AWARDS

     Stock Options. The exercise price per share of Company Common Stock purchasable under any stock option shall be determined by the Compensation Committee provided, however, the exercise price under an ISO shall not be less than 100% of the fair market value of a share of Company Common Stock on the date of the grant, and the exercise price under a non-qualified option shall not be less than 85% of the fair market value of Company Common Stock on the date of the grant. The Compensation Committee will determine the term of each stock option (subject to a maximum of 10 years). Options may be exercised in cash, by the surrender of Common Stock, by delivery of a full-recourse promissory note, or any other form approved by the Compensation Committee consistent with applicable laws, regulations and rules.

     Option Grants to Outside Directors. The 2000 Plan provides, beginning with the 2000 Annual Meeting of Shareholders, for the grant of a non-qualified option covering 1,250 shares of Company Common Stock to each outside director who will continue serving as a member of the Board of Directors. The exercise price per share under all such non-qualified options shall be equal to 100% of the fair market value of the Company's Common Stock on the date of the grant. The grants terminate on the earliest of (a) the 10th anniversary of the grant, (b) the date three months after the termination of the outside director's service for any reason other than death or total and permanent disability, or (c) the date six months after the termination of the outside directors' service because of death or total and permanent disability. The options may be exercised in cash or by the surrender of Company Common Stock.

     Stock Appreciation Rights. An SAR may be granted free-standing or in tandem with the grant of new options or outstanding non-qualified options. Upon exercise of the SAR, the holder thereof is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the original exercise price of the SAR. The original exercise price and other provisions of the SAR shall be determined by the Compensation Committee. Upon exercise of the SAR, the holder shall receive cash, shares of the Company's Common Stock, or a combination of cash and shares as the Compensation Committee shall determine.

     Restricted Shares. Restricted shares may not be disposed of by the recipient until certain conditions established in an agreement approved by the Compensation Committee are satisfied. Consideration for the restricted shares shall be determined by the Compensation Committee and may include, without limitation, cash, cash equivalents, a full-recourse promissory note, and past or future services. The holders of restricted stock shall have the same voting, dividend and other rights as the Company's other shareholders.

     Stock Units. Stock Units granted under the 2000 Plan shall be evidenced by an agreement between the recipient and the Company, and do not require any consideration in connection with the Award. Each Award may or may not be subject to vesting requirements, and may provide for accelerated vesting in the event of the participant's death, disability or retirement or other events. The holders of stock units have no voting rights, and have no rights other than those of a general creditor of the Company.


     Performance Shares. The Compensation Committee may select a performance period during which one or more performance criteria designated by the Compensation Committee are measured for the purpose of determining the extent to which a performance share Award has been earned. The performance criteria which the Compensation Committee may consider consist of one or more of the following:
(i) operating income, (ii) cash flow, including EBITDA (earnings before interest, taxes, depreciation and amortization), (iii) return on equity, (iv) per share rate of return on the Company's Common Stock (including dividends),
(v) general indices relative to levels of general customer service satisfaction,
(vi) market share, (vii) customer retention rates, (viii) market penetration rates, (ix) revenues, (x) reductions in expense levels, and (xi) the attainment by shares of Company Common Stock of a specified market value for a specified period of time. Performance Awards may be paid in cash, Company Common Stock, or some combination thereof.

     Directors' Fees in Securities. The 2000 Plan provides that the Board of Directors may implement a provision pursuant to which an outside director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, non-qualified options, restricted shares or stock units, or a combination thereof, as determined by the Board of Directors. The Board of Directors has not yet considered implementation of such a provision.

ADJUSTMENTS

     In the event of any change affecting the shares of the Company's Common Stock by reason of any stock dividend or split, a combination or consolidation of the outstanding shares of the Company's common stock (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, then the Compensation Committee shall make such substitution or adjustments in the aggregate number or class of shares which may be distributed under the 2000 Plan and in the number, class and option price or other price of shares subject to the outstanding Awards granted under the 2000 Plan, as it deems appropriate in order to maintain the purpose of the original grant.

TERMINATION OF THE 2000 PLAN

     If the amendment to the 2000 Plan is approved, it will continue until terminated by the Board of Directors of the Company, but not later than January 31, 2012.

FEDERAL INCOME TAX CONSEQUENCES

     The following are the federal tax consequences generally arising under the present law with respect to Awards granted under the 2000 Plan.

     The grant of an option or SAR will create no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no income tax deduction when an ISO is exercised. Upon exercising a non-qualified option or an SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of the Company's Common Stock on the date of the exercise. The Company will be entitled to an income tax deduction for the same amount, subject to possible limits imposed by
Section 162(m) of the Internal Revenue Code. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired by exercise of an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the 2000 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or fair market value of shares or other property received, and the Company will be entitled to a deduction for the same amount. With respect to Awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, and the Company will be entitled to a deduction for the same amount, subject to possible limitation under Section 162(m) of the Internal Revenue Code.

PARTICIPATION

     The grant of awards under the 2000 Plan to eligible participants, including the officers named in the Summary Compensation Table, is subject to the discretion of the Compensation Committee. As of the date of this Proxy Statement, there has been no determination with respect to future awards under the 2000 Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to options granted and restricted stock awards under the 2000 Plan during 2001 to (i) the named executive officers in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current

Directors (who are not executive officers) as a group, and (iv) all employees (other than current executive officers) as a group.

                                                                            WEIGHTED AVERAGE
                                                         SHARES SUBJECT     PRICE PER SHARE
NAME (OR GROUP) AND POSITION                           TO OPTIONS GRANTED      ($/SHARE)
----------------------------                           ------------------   ----------------
Brian H. Strom.......................................        25,000              $50.50
  President and Chief Executive Officer
Michael D. Campbell..................................        15,000              $50.50
  Executive Vice President and Chief Financial
  Officer
Jay B. Kinder........................................        10,000              $50.50
  Executive Vice President and Chief Operating
  Officer -- Roseville Telephone Company
David Marsh..........................................         6,000              $50.50
  Vice President and Chief Information Officer
Fred A. Arcuri.......................................        10,000              $50.50
  Vice President and Chief Operating
  Officer -- SureWest Broadband and SureWest Internet
All Current Executive Officers as a Group............        88,000              $50.50
All Current Directors (not Executive Officers) as a
  Group(1)...........................................        12,500              $39.68
All Employees (Other Than Executive Officers) as a
  Group..............................................        74,300              $44.50

---------------

(1) Includes 6,250 shares subject to options granted at $39.00 per share and 6,250 shares of restricted stock valued at $40.35 per share on the grant date.

RECOMMENDATION AND REQUIRED VOTE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 2000 PLAN. The persons named in the accompanying proxy or their substitutes will vote such proxy for this proposal unless it is marked to the contrary. The affirmative vote of shares representing a majority of the outstanding shares of the Company present or represented at the Annual Meeting is required to adopt the amendment to the 2000 Plan.

                    PROPOSAL FOR REINCORPORATION IN DELAWARE

INTRODUCTION

     For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE REINCORPORATION PROPOSAL. Throughout this Proxy Statement, the term "SureWest California" or the "Company" refers to SureWest Communications, the existing California corporation, and the term "SureWest Delaware" refers to the new Delaware corporation (incorporated as "SureWest Communications, Inc."), a wholly-owned subsidiary of SureWest California, which is the proposed successor to SureWest California in the Proposed Reincorporation.

     As discussed below, the principal reasons for the Proposed Reincorporation are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt, the Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt by any person to acquire control of the Company, obtain representation on the Board of Directors or take any action that would materially affect the governance of the Company.

     The Reincorporation Proposal will be effected by merging SureWest California into SureWest Delaware (the "Merger"). Upon completion of the Merger, SureWest California, as a corporate entity, will cease to exist and SureWest Delaware will continue to operate the business of the Company under its current name, SureWest Communications.

     Pursuant to the Agreement and Plan of Merger, in substantially the form attached hereto as Appendix B (the "Merger Agreement"), each outstanding share of SureWest California Common Stock will be automatically converted into one share of SureWest Delaware Common Stock, par value $0.01 per share, upon the effective date of the Merger. Each stock certificate representing issued and outstanding shares of SureWest California Common Stock will continue to represent the same number of shares of Common Stock of SureWest Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF SUREWEST DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of SureWest California is listed for trading on the NASDAQ National Market and, after the Merger, SureWest Delaware's Common Stock will continue to be traded on the NASDAQ National Market without interruption, under the same symbol ("SURW") as the shares of SureWest California Common Stock are currently traded.

     Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of SureWest California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been unanimously approved by the Company's Board of Directors. If approved by the shareholders, it is anticipated that the Merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of SureWest California will have no appraisal rights with respect to the Merger.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of SureWest Delaware and the Bylaws of SureWest Delaware, copies of which are attached hereto as Appendices B, C and D, respectively.

     APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF SUREWEST DELAWARE AND ALL PROVISIONS THEREOF.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

     Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of SureWest Delaware, and (ii) the assumption of SureWest California's employee benefit plans by SureWest Delaware, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of SureWest California entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

     Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

     Increased Ability to Attract and Retain Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law. To date, no persons invited to become a director or officer of the Company have declined because it is a California corporation.

     California Proposition 211. In November 1996, Proposition 211 was rejected by the California electorate. Proposition 211 would have severely limited the ability of California companies to indemnify their directors and officers. While Proposition 211 was defeated, similar initiatives or legislation containing similar provisions may be proposed in California in the future. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies in attracting new directors.

     Well Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors such as under the business judgment rule and other standards. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

     The Reincorporation Proposal will effect only a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The 7 directors who will be elected at the Annual Meeting of Shareholders will become the directors of SureWest Delaware. All employee benefit, stock option and related plans of SureWest California will be assumed and continued by SureWest Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of SureWest Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by SureWest Delaware. Other employee benefit arrangements of SureWest California will also be continued by SureWest Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the Merger, the shares of Common Stock of

SureWest Delaware will continue to be traded, without interruption, in the same principal market and under the same symbol ("SURW") as the shares of Common Stock of SureWest California are currently traded. The Company believes that the Proposed Reincorporation will not affect any of its material contracts with any third parties and that SureWest California's rights and obligations under such material contractual arrangements will continue and be assumed by SureWest Delaware.

ANTITAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The Reincorporation Proposal is NOT being proposed in order to prevent such a change in control and the Board of Directors is not aware of any present attempt to acquire control of the Company or to obtain representation on the Board of Directors.


     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, the adoption of severance agreements for its management and key employees which become effective upon the occurrence of a change in control of the Company, the establishment of a staggered board of directors, the elimination of cumulative voting, the elimination of the right to remove a director other than for cause and the authorization of preferred stock, the rights and preferences of which may be determined by the Board of Directors. A shareholder rights plan and severance agreements (which will continue in SureWest Delaware following the Proposed Reincorporation) have been previously adopted by SureWest California, and the elimination of cumulative voting and the authority to issue preferred stock, the rights and preferences of which may be determined by the Board of Directors are contemplated as part of the Proposed Reincorporation. It should also be noted that elimination of cumulative voting and the establishment of a classified board of directors also can be undertaken under California law in certain circumstances. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of SureWest California and SureWest Delaware" and "Significant Differences Between the Corporation Laws of California and Delaware-Indemnification and Limitation of Liability" below.


     Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which SureWest Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. Likewise, the elimination of the right of shareholders controlling at least ten percent of the voting shares to call a special meeting of the shareholders could be seen as promoting an antitakeover effect by allowing shareholder action only at a meeting properly called by the Board of Directors or an annual meeting. The elimination of the ability of a majority of shareholders to act by written consent also could be viewed as having an antitakeover effect in that it can make it more difficult for shareholders to coordinate action outside a duly called annual or special meeting. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of SureWest California and SureWest Delaware". For a discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware." See "Significant Differences Between the Corporation Laws of California and Delaware-Stockholder Approval of Certain Business Combinations".

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits;

and (iv) certain of the Company's contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the other contracting party.

     By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF SUREWEST CALIFORNIA AND SUREWEST DELAWARE

     The provisions of the SureWest Delaware Certificate of Incorporation and Bylaws are similar to those of the SureWest California Articles of Incorporation and Bylaws in certain respects, but differ in other respects. The Company is also separately seeking shareholder approval to increase the number of authorized shares of the Company's Common Stock and to authorize the issuance of Preferred Stock. See "PROPOSAL TO SET THE NUMBER OF AUTHORIZED SHARES" below. However, while the Company has no present intention to do so, SureWest Delaware could in the future implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of SureWest Delaware is qualified by reference to Appendices C and D hereto, respectively.

     The Articles of Incorporation of SureWest California currently authorize the Company to issue up to 100,000,000 shares of Common Stock. The Certificate of Incorporation of SureWest Delaware provides that it will have 200,000,000 authorized shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. SureWest Delaware's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock.

     Monetary Liability of Directors. The Articles of Incorporation of SureWest California and the Certificate of Incorporation of SureWest Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law of the respective states. The provision eliminating monetary liability of directors set forth in the SureWest Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the SureWest California Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware-Indemnification and Limitation of Liability."

     Cumulative Voting for Directors. The SureWest Delaware Certificate of Incorporation does not provide for cumulative voting rights. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option. Under California law and the Company's Bylaws, if any shareholder has given notice of an intention to cumulate votes for the election of directors, such shareholder and any other shareholder of the corporation would be entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange can also eliminate cumulative voting with shareholder approval. SureWest California has recently qualified as such a listed company.

     Power to Call Special Shareholders' Meetings. Under California law and SureWest California's Bylaws, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the Articles of Incorporation or the Bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of SureWest Delaware authorize the Board of Directors, the Chairman of the Board or the President to call a special meeting of stockholders. Therefore, holders of 10% or more of the voting shares of the Company will no longer be able to call a special meeting of stockholders. The Company believes this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special stockholders' meeting before (i) the time that the Board believes such consideration to be appropriate or (ii) the next annual meeting (provided that the holders meet the notice requirements for consideration of a proposal). Such special meetings would involve substantial expense and diversion of board and management time which the Company believes to be inappropriate for an enterprise the size of the Company. Aside from the foregoing, no other change is contemplated in the procedures to call a special stockholders' meeting, although in the future the Board of Directors could amend the Bylaws of SureWest Delaware without stockholder approval.

     Filling Vacancies on the Board of Directors. Under California law, any vacancy on the Board of Directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. SureWest California's Articles of Incorporation and Bylaws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation or Bylaws (or unless the Certificate of Incorporation directs that a particular class of stock is to elect such directors), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship).

     Nominations of Director Candidates and Introduction of Business at Shareholder Meetings. The Bylaws of SureWest Delaware include an advance notice procedure, which has no comparable provision in the Bylaws of SureWest California with regard to the nomination, other than by or at the direction of the Board or Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting or special meeting of shareholders (the "Business Procedure").

     The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting, will be eligible for election as directors. The Nomination Procedure and Business Procedure provide that at an annual or special meeting, and subject to any other applicable requirements, only such business may be conducted and nominees may be elected as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business or election of nominee before the meeting. In all cases, to be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty calendar days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

     To be in proper form, the Nomination Procedure and Business Procedure provide that a stockholder's notice to the Secretary of the Company must contain:

          (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

          (v) if applicable, the consent of each nominee to serve as director of the Company if so elected.

     By requiring advance notice of nominations by shareholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the shareholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. Although the SureWest Delaware Bylaws, like the SureWest California Bylaws, do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or any other business desired by shareholders to be conducted at a meeting, the SureWest Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be deemed to be beneficial to the Company and its shareholders.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The following provides a summary of the major substantive differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states' laws.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     Delaware. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations of Section 203 does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the Board of Directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-live percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the Board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board of Directors of the Company intends that the Company be governed by
Section 203. The Company believes that many Delaware corporations have availed themselves of this statute and have not opted out of Section 203.

     The Company believes that Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for SureWest Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to SureWest Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for SureWest Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions.


     California. California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of the target's common stock or its affiliate unless all of the target company's shareholders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.


CLASSIFIED BOARD OF DIRECTORS

     A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

     Delaware. Delaware law permits, but does not require, a classified Board of Directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The SureWest Delaware Certificate of Incorporation and Bylaws do not provide for a classified board, and the adoption of a classified Board of Directors in the future would require shareholder approval.

     California. Under California law, a corporation generally may provide for a classified board of directors by adopting amendments to its Charter or bylaws, which amendments must be approved by the shareholders. The SureWest California Articles of Incorporation and Bylaws do not currently provide for a classified board.

REMOVAL OF DIRECTORS

     Delaware. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified Board of Directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

     California. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire Board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

     SureWest California's Articles of Incorporation do not provide for a classified board of directors but do provide for cumulative voting. The SureWest Delaware Certificate of Incorporation will not provide for cumulative voting. As a result, after the Proposed Reincorporation, a director of SureWest Delaware may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability which are summarized below.

     Delaware. The SureWest Delaware Certificate of Incorporation would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     California. The SureWest California Articles of Incorporation eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) transactions between the corporation and a director who has a material financial interest in such transaction; and (g) liability for improper distributions, loans or guarantees.

     Indemnification Compared and Contrasted. California law requires indemnification when the individual has defended successfully the action on the merits while Delaware law requires indemnification whether there has been a successful or unsuccessful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. SureWest California's Articles of Incorporation permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law.

     Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

INSPECTION OF SHAREHOLDER LIST

     Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

DIVIDENDS AND REPURCHASES OF SHARES

     California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus exist under Delaware law.

     Delaware. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

     California. Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

SHAREHOLDER VOTING

     Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers.

     Delaware. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and; (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

     California. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity.

APPRAISAL RIGHTS

     Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Delaware. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

     California. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of assets reorganizations.

DISSOLUTION

     Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the Board of Directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. SureWest Delaware's Certificate of Incorporation contains no such supermajority voting requirement.

INTERESTED DIRECTOR TRANSACTIONS

     Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

SHAREHOLDER DERIVATIVE SUITS

     California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. However, an exemption from
Section 2115 is provided for corporations whose shares are listed on a national securities exchange or are traded on the NASDAQ National Market and which have 800 or more shareholders as of the record date of its most recent annual meeting of shareholders. The Common Stock of SureWest Delaware will continue to be traded on the NASDAQ National Market and to be owned by more than 800 holders, and, accordingly, SureWest Delaware will be exempt from Section 2115.

REGULATORY APPROVALS

     Since the Reincorporation Proposal will involve the technical change in control of the Company's wholly-owned subsidiary Roseville Telephone Company, the Company intends to make application to the California Public Utilities Commission ("CPUC") seeking authority to implement the Reincorporation Proposal. The approval of the CPUC is a requirement that needs to be satisfied before the Merger Agreement may be consummated.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain federal income tax considerations that may be relevant to holders of SureWest California Common Stock who receive SureWest Delaware Common Stock in exchange for their SureWest California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular SureWest California shareholders, such as dealers in securities, or those SureWest California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire SureWest California Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

     Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualities as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following tax consequences generally should result:

          (a) No gain or loss should be recognized by holders of SureWest California Common Stock upon receipt of SureWest Delaware Common Stock pursuant to the Proposed Reincorporation;

          (b) The aggregate tax basis of the SureWest Delaware Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the SureWest California Common Stock surrendered in exchange therefor; and

          (c) The holding period of the SureWest Delaware Common Stock received by each shareholder of SureWest California should include the period for which such shareholder held the SureWest California Common Stock surrendered in exchange therefor, provided that such SureWest California Common Stock was held by the shareholder as a capital asset at the time of the Proposed Reincorporation.

     The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. THE COMPANY WILL, HOWEVER, RECEIVE AN OPINION FROM COUNSEL SUBSTANTIALLY TO THE EFFECT THAT THE PROPOSED REINCORPORATION WILL QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a) OF THE CODE (THE "TAX OPINION"). THE TAX OPINION WILL NEITHER BIND THE IRS NOR PRECLUDE IT FROM ASSERTING A CONTRARY POSITION. IN ADDITION, THE TAX OPINION WILL BE SUBJECT TO CERTAIN ASSUMPTIONS AND QUALIFICATIONS AND WILL BE BASED UPON THE TRUTH AND ACCURACY OF REPRESENTATIONS MADE BY SUREWEST DELAWARE AND SUREWEST CALIFORNIA.

     A successful IRS challenge to the reorganization status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of SureWest California Common Stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the SureWest Delaware Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of SureWest Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding, period for such shares would not include the period during which the shareholder held SureWest California Common Stock. Even if the Proposed Reincorporation qualifies as a reorganization under the Code, a shareholder would recognize gain to the extent the shareholder received (actually or constructively) consideration other than SureWest Delaware Common Stock in exchange for the shareholder's SureWest California Common Stock.

     State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

     The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and SureWest Delaware should succeed, without adjustment, to the federal income tax attributes of SureWest California.

                PROPOSAL TO SET THE NUMBER OF AUTHORIZED SHARES

     The Articles of Incorporation of SureWest California currently authorize the Company to issue up to 100 million shares of Common Stock, but do not authorize Preferred Stock. The Certificate of Incorporation of SureWest Delaware authorizes SureWest Delaware to issue up to 200 million shares of Common Stock and 10 million shares of Preferred Stock. The Board of Directors has no immediate plans to issue additional shares of Common Stock for financing or any other purposes. However, the higher number of authorized shares of Common Stock will provide the Company the certainty and flexibility to undertake various types of transactions, financings including stock splits (in the form of stock dividends), increases in the shares reserved for issuance pursuant to the stock option plans, or other corporate purposes not yet determined.

     Under California law, the Board of Directors' approval of stock splits automatically and proportionately increases the Company's authorized stock without requiring shareholder approval. Under Delaware law, however, the Board of Directors cannot split the Company's stock without shareholder approval and cannot approve a stock dividend unless sufficient authorized shares are available. Further, the Company's Shareholder Rights Plan, which was implemented in 1998, can under certain circumstances require a large number of authorized but unissued shares of Common Stock to satisfy its requirements.

     Although the Company is not currently contemplating any stock split or stock dividend and there can be no assurance that any stock split or stock dividend will happen at any particular time in the future or at all, nor is there any indication that the Shareholder Rights Plan will be triggered, the additional authorized shares in SureWest Delaware will effectively provide the Board with flexibility.

     The Board of Directors also believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

     The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, if the amendment to increase the authorized number of shares is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to 10,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

     It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     The Board of Directors is required to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the Company. Although the Board of Directors has no preset intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

     While the Company may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote will be required to approve this proposal. If this proposal is not approved by the shareholders but the shareholders approve the Reincorporation Proposal, the Company will reset the authorized shares of SureWest Delaware to 100 million shares, and will not authorize shares of Preferred Stock, and then complete the Proposed Reincorporation. If the Reincorporation Proposal is not approved by the shareholders, but this proposal passes, the Articles of Incorporation of SureWest California will be amended to increase the authorized Common Stock to 200 million shares, and authorize Preferred Stock of 10 million shares. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table contains information as of March 1, 2002 with respect to the beneficial ownership of Common Stock by (i) each Director and nominee for Director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table, and (iii) all Directors and Officers of the Company as a group (including the named individuals). Unless otherwise noted, the persons as to whom the information is given had shared voting and investment power with respect to the shares of Common Stock shown as beneficially owned.

                           BENEFICIAL OWNERSHIP TABLE


                                                          SHARES OF COMMON STOCK
NAME                                                        BENEFICIALLY OWNED     PERCENT
----                                                      ----------------------   -------
Fred A. Arcuri(1).......................................           5,741
Chris L. Branscum(2)....................................           5,200               *
Michael D. Campbell(3)..................................          22,746
Neil J. Doerhoff(4).....................................           4,200               *
Kirk C. Doyle(5)(6).....................................          79,378               *
Thomas E. Doyle(5)(7)...................................         296,060             2.0%
Jay B. Kinder(8)........................................           8,327               *
David Marsh(9)..........................................           3,000
John R. Roberts III(10).................................          19,169               *
Brian H. Strom(11)......................................          40,279               *
Timothy D. Taron........................................           3,000               *
All Directors and Officers as a group (15 persons
  including the named individuals above)(12)............         504,079             3.4%


---------------

  *  Less than 1.0%


 (1) Includes 3,788 shares issuable upon exercise of options held by Mr. Arcuri and his spouse exercisable within 60 days of March 1, 2002.


 (2) Includes 1,250 shares issuable upon exercise of options held by Mr. Branscum exercisable within 60 days of March 1, 2002. Also includes 2,000 shares held by a trust for the benefit of Mr. Branscum's aunt of which Mr. Branscum is a co-trustee, and in respect of which he disclaims any beneficial interest. Mr. Branscum has sole voting and investment power for 3,200 shares.

 (3) Includes 7,500 shares issuable upon exercise of options held by Mr. Campbell exercisable within 60 days of March 1, 2002.

 (4) Includes 1,250 shares issuable upon exercise of options held by Mr. Doerhoff exercisable within 60 days of March 1, 2002. Mr. Doerhoff has sole voting and investment power for 4,200 shares.

 (5) Thomas E. Doyle is the father of Kirk C. Doyle. Neither Thomas E. Doyle nor Kirk C. Doyle claims beneficial ownership in the shares reported as beneficially owned by the other.

 (6) Includes 20,496 shares held by Kirk C. Doyle as custodian for his children. Kirk C. Doyle has sole voting and investment power with respect to 78,124 shares.

 (7) Includes 1,875 shares issuable upon exercise of options held by Mr. Doyle exercisable within 60 days of March 1, 2002.

 (8) Includes 4,500 shares issuable upon exercise of options held by Mr. Kinder exercisable within 60 days of March 1, 2002. Mr. Kinder has sole voting and investment power for 3,827 shares.

 (9) Includes 3,000 shares issuable upon exercise of options held by Mr. Marsh exercisable within 60 days of March 1, 2002.

(10) Includes 1,250 shares issuable upon exercise of options held by Mr. Roberts within 60 days of March 1, 2002.

(11) Includes 12,000 shares issuable upon exercise of options held by Mr. Strom exercisable within 60 days of March 1, 2002. Also includes 7,688 shares held in trusts of which Mr. Strom is a trustee.


(12) Includes 45,163 shares issuable upon exercise of options held by directors and officers as a group exercisable within 60 days of March 1, 2002.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied, except for a late report for Neil J. Doerhoff, a Director of the Company, relating to one purchase.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Board of Directors has a Compensation Committee of independent Directors comprised of John R. Roberts III, who currently serves as Chairman, Chris L. Branscum, Neil J. Doerhoff and Kirk C. Doyle. The Compensation Committee has the responsibility of reviewing and recommending a compensation program for the Company's officers including the consideration of benefit issues generally. The measures of performance used by the Compensation Committee in 2001 included:

          (i) operational goals, financial performance and the achievement of shareholder value, together with each officer's individual effectiveness in reaching those goals and achieving desirable financial performance and shareholder value;

          (ii) officer compensation at other telecommunications companies and at general industry companies; and

          (iii) the individual's level of responsibility, skill and authority relative to other positions within the Company and general industry companies.

     The Compensation Committee retains an independent consultant, Hewitt Associates LLC, to help evaluate the compensation policies of the Company, to gather and provide information about industry compensation practice and competitive compensation levels, and to recommend alternatives for the Compensation Committee's consideration which are consistent with the Company's compensation policies. Hewitt Associates is an internationally recognized firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs.

     In order to assure that the Company is able to retain and attract executives for both the successful operation of its regulated business and the ongoing development of its unregulated businesses, the Compensa-tion Committee, as it has done in prior years, reviewed compensation and benefits information for both telecommunications and general industry companies. The telecommunications companies were selected based upon industry and revenue size. The general industry data was obtained by reviewing information from published sources and examining the compensation practices of companies with revenues comparable to those of the Company and by using statistical techniques to compare other companies with the Company. The Compensation Committee determined that the telecommunications company data was more useful in providing information with respect to the establishment of compensation arrangements for the Company's officers which would enable the Committee to satisfy its objectives.

     The Company's existing executive compensation program consists primarily of three elements: base pay, performance bonus and awards under the 1999 Restricted Stock Bonus Plan ("1999 Plan") and 2000 Equity Incentive Plan ("2000 Plan").

     In 2001, annual cash compensation to officers consisted of base salary and a performance bonus. The executive officers of the Company did not receive or received only a nominal increase in base pay in 2001. The performance bonus was dependent upon the satisfaction of recurring objectives, the officers' contribution to the growth of existing businesses, and the officers' contribution to strategic growth initiatives. The Company establishes performance bonus targets and maximums to permit total cash compensation (base pay plus performance bonus) to be comparable to total cash compensation for officers in the telecommunications company comparative group.

     The overall average of the total cash compensation paid to all officers as a group in 2001 was comparable to the corresponding amounts paid to all officers in the telecommunications industry comparative group. In 2001, the executive officers identified in the Summary Compensation Table in this Proxy Statement received percentages ranging from 37% to 100% of the maximum performance bonuses.

     The Company in 2001 also awarded incentive stock options to executive officers as permitted by the 2000 Plan. The size of the awards in 2001 takes into consideration the most recent modifications and overall history of the Company's long-term incentive compensation program. Even with the option grants effected in 2001, the Company's total compensation to executive officers was significantly below the total compensation paid to comparable officers in the telecommunications industry comparative group, primarily as a result of such other officers receiving larger long-term incentive compensation benefits than those currently afforded to the Company's executive officers.

     The 2001 cash compensation paid to Brian H. Strom, President and Chief Executive Officer, was comprised of base salary, cash bonus and long-term incentives. The salary and bonus were established taking into consideration the criteria and policies described above. Mr. Strom's base salary in 2001 was approximately the same as the 2000 amount. Furthermore, he received a performance bonus for 2001. The Compensation Committee, in establishing the performance bonus, recognized, among other aspects of his performance, the financial performance of the company, the increase in shareholder value, the Company's continued technological advancements, and Mr. Strom's oversight with respect to the development of the Company's emerging businesses. Mr. Strom's long-term incentives were comprised of an incentive stock option grant in the amount of 25,000 shares under the 2000 Plan and a restricted stock award of 2,200 shares under the 1999 Plan.

     The cash compensation paid to Mr. Strom was comparable to the amount of cash compensation paid to the chief executive officers of the companies in the telecommunications industry comparative group. Mr. Strom's total compensation, even after taking into consideration the value of the 2001 incentive stock option awards, was substantially below the average total compensation paid to the chief executive officers in the telecommunications industry comparative group, primarily as a result of the other chief executive officers receiving larger long-term incentive compensation benefits than those currently afforded to Mr. Strom.

     The telecommunications comparative group consisted of 24 companies all of which are engaged in the telecommunications industry in general. Seven of the 24 companies whose compensation policies were considered are among the 32 companies now constituting the Dow Jones Telecommunications Index.

                                          Compensation Committee,

                                          John R. Roberts III, Chairman
                                          Chris L. Branscum
                                          Neil J. Doerhoff
                                          Kirk C. Doyle

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the executive compensation paid to the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the years ended December 31, 2001, 2000 and 1999.

                                                                                             LONG-TERM COMPENSATION
                                                  ANNUAL COMPENSATION           -------------------------------------------------
                                          -----------------------------------                       SECURITIES
                                                               OTHER ANNUAL     RESTRICTED STOCK    UNDERLYING       ALL OTHER
                                          SALARY     BONUS    COMPENSATION(1)      AWARDS(2)       OPTIONS/SARS   COMPENSATION(3)
NAME AND PRINCIPAL POSITION        YEAR      $         $             $                 $               (#)               $
---------------------------        ----   -------   -------   ---------------   ----------------   ------------   ---------------
Brian H. Strom...................  2001   375,003   100,000        1,920            107,800           25,000          10,050
  President and Chief              2000   375,003   250,000        1,920                 --           60,000          10,050
  Executive Officer                1999   374,726    80,000        1,680            139,800               --           9,800
Michael D. Campbell..............  2001   309,005    90,000        1,030                 --           15,000          10,050
  Executive Vice President and     2000   302,994   160,000        1,030                 --           37,500          10,050
  Chief Financial Officer;
    Treasurer                      1999   302,794    47,000          975             93,200               --           9,800
Jay B. Kinder....................  2001   225,434    80,000        1,315                 --           10,000          10,050
  Executive Vice President         2000   175,470    80,000        1,120                 --           24,000           7,875
  and Chief Operating Officer --   1999   175,228    26,000        1,345             46,600               --           8,231
  Roseville Telephone Company
Fred A. Arcuri...................  2001   165,486    80,000          485                 --           10,000          10,050
  Vice President and               2000   138,706    60,000          220                 --           19,500           7,381
  Chief Operating Officer --       1999   108,626    20,000          260                 --               --           5,983
  SureWest Broadband and
  SureWest Internet
David Marsh(4)...................  2001   172,298    50,000          840                 --            6,000              --
  Vice President and               2000    10,096        --           --                 --               --              --
  Chief Information Officer

---------------

(1) Other annual compensation consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums in respect of life insurance coverage in excess of $50,000.

(2) The amounts disclosed in this column reflect the dollar values of restricted shares granted as a result of the attainment of certain performance measures under individual agreements with the respective executive officer under the 1999 Restricted Stock Bonus Plan. The number of restricted shares granted for 2001 are as follows: Brian H. Strom, 2,200 shares (vesting in 2004). The total number of restricted shares held by the named officers and their aggregate market value at December 31, 2001 were as follows: Brian H. Strom, 6,457 shares valued at $316,393; Michael D. Campbell, 2,838 shares valued at $139,062; and Jay B. Kinder, 1,419 shares valued at $69,531. Dividends are paid on the restricted shares in the same amount and at the same time as dividends paid to all other owners of Common Stock.

(3) Reflects employer contributions to the Company's Retirement Supplement Plan and Employee Stock Ownership Plan (the Company's qualified 401(k) plans).

(4) David Marsh commenced employment with the Company on December 4, 2000.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into change in control agreements with each of the individuals named in the Summary Compensation Table. The agreements are in effect until December 31, 2002, and automatically extend for one-year terms unless the Company provides a notice of termination by November 30 of this year or each extended term. A "change in control of the Company" generally means (i) the acquisition by a third party of 20% or more of the Company's common stock,
(ii) a merger or consolidation of the Company in which the Company does not survive as an independent public company, or (iii) a partial or complete liquidation of the business for which the executive's services are performed. For payments to be owed to an executive officer, there must be a change in control of the Company and a "constructive termination" of the executive's employment (meaning generally a decrease in compensation, a reduction in job responsibility or a geographical relocation). If there is a change in control of the Company, and a subsequent constructive termination, the executive is entitled to a severance benefit equal to two times (three times for Brian H. Strom) the sum of his annual compensation and benefits received in the period prior to the separation, and the continuation of insurance and medical benefits for the executive and his family for two years (three years for Brian H. Strom).

PENSION PLAN AND SERP

     The Company has a qualified defined benefit pension plan in which certain employees are eligible to participate substantially concurrently with the commencement of employment ("Pension Plan"), as well as a supplemental non-qualified and unfunded supplemental executive retirement plan ("SERP"). The SERP provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company. Benefits under the plans are a function of a participant's years of service with the Company and the employee's average annual compensation during the period of the five consecutive years in the last ten years of credited service in which annual compensation was the largest. The monthly retirement benefit payable under the plans will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts.

     While the Company may terminate the plans at any time, such termination will not deprive any participant or beneficiary of any vested accrued benefits under the plan to the extent such benefits are then funded.

     Since the Pension Plan is a defined benefit plan, funding is determined with respect to participants as a group and costs cannot be readily allocated to any individual participant. The ratio of 2001 plan contributions to estimated total covered compensation was 11.3%. Estimated total covered compensation has been determined by increasing the total base annual rate of compensation of plan participants at January 1, 2001 by 6.0%. Brian H. Strom and Michael D. Campbell are entitled to benefits under the Pension Plan and the SERP and Jay B. Kinder, David Marsh and Fred A. Arcuri under the Pension Plan, and at December 31, 2001, were credited with 13, 7, 38, 1 and 26 years of service, respectively, under the plans. The compensation covered by the Pension Plan and the SERP for each participant is substantially similar to the sum of the salary, bonus and other annual compensation reported above for each executive officer. Covered compensation for officers not included in the SERP is limited to $200,000 with the annual benefit limited accordingly. The table below illustrates approximate annual benefits payable under the plans for the ranges of pay and periods of service indicated, assuming retirement at age 65 in 2002.

HIGHEST CONSECUTIVE      ESTIMATED ANNUAL PENSION FOR REPRESENTATIVE YEARS OF SERVICE
FIVE-YEAR AVERAGE       ---------------------------------------------------------------
COMPENSATION               15         20         25         30         35         40
-------------------     --------   --------   --------   --------   --------   --------
$150,000..............  $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875   $105,000
 200,000..............    52,500     70,000     87,500    105,000    122,500    140,000
 250,000..............    65,625     87,500    109,375    131,250    153,125    175,000

HIGHEST CONSECUTIVE      ESTIMATED ANNUAL PENSION FOR REPRESENTATIVE YEARS OF SERVICE
FIVE-YEAR AVERAGE       ---------------------------------------------------------------
COMPENSATION               15         20         25         30         35         40
-------------------     --------   --------   --------   --------   --------   --------
 300,000..............    78,750    105,000    131,250    157,500    183,750    210,000
 350,000..............    91,875    122,500    153,125    183,750    214,375    245,000
 400,000..............   105,000    140,000    175,000    210,000    245,000    280,000
 450,000..............   118,125    157,500    196,875    236,250    275,625    315,000
 550,000..............   144,375    192,500    240,625    288,750    336,875    385,000
 650,000..............   170,625    227,500    284,375    341,250    398,125    455,000

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding option grants in 2001 to each of the current officers named in the Summary Compensation Table. The Company did not grant any stock appreciation rights to such officers during 2001.

                                NUMBER OF          % OF TOTAL
                                SECURITIES       OPTIONS GRANTED     EXERCISE                  GRANT DATE
                            UNDERLYING OPTIONS   TO EMPLOYEES IN      PRICE       EXPIRATION     PRESENT
NAME                            GRANTED(1)       FISCAL YEAR(2)    ($/SHARE)(3)      DATE      VALUE($)(4)
----                        ------------------   ---------------   ------------   ----------   -----------
Brian H. Strom............        25,000              15.40%          $50.50      Dec. 2011     $325,823
Michael D. Campbell.......        15,000               9.24%          $50.50      Dec. 2011     $195,494
Jay B. Kinder.............        10,000               6.16%          $50.50      Dec. 2011     $130,329
Fred A. Arcuri............        10,000               6.16%          $50.50      Dec. 2011     $130,329
David Marsh...............         6,000               3.67%          $50.50      Dec. 2011     $ 78,197

---------------

(1) The options are exercisable 33.33% after the first year, 66.67% after the second year, and 100% after the third year.

(2) The Company granted options to purchase 162,300 shares to employees in 2001.

(3) The exercise price may be paid by delivery of already-owned shares, and tax-withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions. The exercise price is the fair market value on the date of grant.

(4) The estimated present value at grant date of options granted during 2001 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5 years; a risk-free interest rate of 4.24%, a volatility rate of 26.7%; and a dividend yield of 1.76%.

                AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows aggregate exercises of options to purchase the Company's Common Stock in the year ended December 31, 2001, by the officers named in the Summary Compensation Table and the value of each of such officer's unexercised options at December 31, 2001.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AS FISCAL          IN-THE-MONEY OPTIONS AT
                              SHARES                         YEAR-END(#)              FISCAL YEAR-END($)(1)
                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Brian H. Strom............       0           0         12,000         73,000        $117,000       $459,000
Michael D. Campbell.......       0           0          7,500         45,000        $ 73,125       $286,875
Jay B. Kinder.............       0           0          4,500         29,500        $ 43,875       $185,625
Fred A. Arcuri............       0           0          3,750         25,750        $ 36,562       $150,187
David Marsh...............       0           0          3,000         15,000        $ 27,000       $ 81,000

---------------

(1) The value of unexercised Company options is based on the difference between the exercise price and the closing market price of Company Common Stock on December 31, 2001 of $49.00.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the financial statements and the Company's financial reporting process. The Audit Committee is governed by a written charter approved by the Board of Directors, and which is attached as Appendix A.

     In this context, the Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

          2. The Audit Committee has discussed with the independent auditors, the matters required to be discussed by SAS 61, Communications with Audit Committees.

          3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent auditors the independent auditors' independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

                                          Audit Committee,

                                          Neil J. Doerhoff, Chairman
                                          Chris L. Branscum
                                          John R. Roberts III
                                          Timothy D. Taron

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's wholly-owned subsidiary SureWest Wireless, is the manager of, and prior to May 1, 2001, owned an approximate 98% interest in West Coast PCS LLC, dba SureWest Wireless, the other approximate 2% of which was owned by Foresthill Telephone Co. The late Ralph E. Hoeper, a former Director of the Company, was the President and owner of Foresthill Telephone Co. On April 30, 2001, the Company acquired from Foresthill Telephone Co. the remaining interest in SureWest Wireless that it did not own previously, on terms that the Company believes were not less favorable than could have been obtained from an unaffiliated third party.

     The Company's wireless affiliate, RCS Wireless, has purchased products from Repeater Technologies, Inc., a company for which Chris L. Branscum, a Director of the Company and member of the Compensation Committee, serves as President and Chief Executive Officer and as a director. In the year 2001, the Company's aggregate purchases were approximately $545,000 pursuant to industry-custom purchase orders and terms and conditions. The Company may continue to have similar transactions in the future. In the opinion of the Company's management, the transactions were on as favorable terms as could have been obtained from nonaffiliated companies.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Timothy D. Taron, a Director of the Company, is a partner in the law firm of Hefner, Stark & Marois, LLP, which provided legal services to the Company in 2001, and which is expected to provide services to the Company in 2002.

     During 2001, the Company maintained a Certificate of Deposit with Five Star Bank which was redeemed prior to December 31, 2001. Michael D. Campbell, Executive Vice President and Chief Financial Officer of the Company, is a director of Five Star Bank. In the opinion of the Company's management, the transaction was on terms at least favorable as would have been available in transactions with other parties.

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder return of the Company's Common Stock (assuming dividend reinvestment) with the Dow Jones Telecommunications Index (a published index which includes 32 telecommunications companies) and the Russell 2000(R) Index. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1996 respectively in each of SureWest Communications, the Dow Jones Telecommunications Index and the Russell 2000(R) Index. The stock performance shown on the graphs below is not necessarily indicative of future price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                         AMONG SUREWEST COMMUNICATIONS,

                     DJ TELECOMMUNICATIONS AND RUSSELL 2000

                                  [LINE GRAPH]

                                                1996    1997    1998    1999    2000    2001
                                                ----    ----    ----    ----    ----    ----
SureWest......................................  $100    $110    $131    $153    $185    $231
DJ Telecommunications.........................  $100    $141    $214    $253    $151    $132
Russell 2000..................................  $100    $122    $119    $145    $140    $144

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, the Company's auditors since 1960, has been selected by the Company as its independent auditors for the current year. A representative of Ernst & Young LLP is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

     The following table sets forth the aggregate fees billed by Ernst & Young LLP to the Company for:

          (i) Audit Fees in connection with the audit of the Company's 2001 annual financial statements and the review of financial statements in the Company's Quarterly Reports on Form 10-Q filed in 2001;

          (ii) Financial Information Systems Design and Implementation Fees for the year 2001; and

          (iii) All Other Fees for the year 2001 other than for services covered in (i) or (ii), which included audit-related services of $199,000 and non-audit services of $234,000. Audit-related services fees generally include fees for employee benefit plan audits, accounting consultations and SEC registration statements.

Audit Fees..................................................   $397,000
Financial Information Systems Design and Implementation
  Fees......................................................   $     --
All Other Fees..............................................   $433,000

                              COST OF SOLICITATION

     The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.

                    OTHER MATTERS AND SHAREHOLDER PROPOSALS

     As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

     Proposals of shareholders intended to be presented at the 2003 Annual Meeting must be received by the Company not later than December 9, 2002 to be considered for inclusion in the Company's proxy statement.

Roseville, California, April 5, 2002.

                                          By Order of the Board of Directors

                                          /s/ Thomas E. Doyle
                                          THOMAS E. DOYLE
                                          Chairman of the Board

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

  STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors (if any), and the financial management of the corporation.

  RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Recommend to the directors the firm of certified public accountants to be employed by the Company as its independent auditors to audit the consolidated financial statements of the corporation for the ensuing year.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the audit committee shall discuss the results of the quarterly review and other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.


     - Review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

     - Review accounting and financial human resources and succession planning within the company.

     - Submit, or cause to be submitted, the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, doing so is appropriate.

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                         SUREWEST COMMUNICATIONS, INC.
                            (A DELAWARE CORPORATION)

                                      AND

                            SUREWEST COMMUNICATIONS
                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of           , 2002 (the
"Agreement") is between SureWest Communications, Inc., a Delaware corporation ("SureWest Delaware") and SureWest Communications, a California corporation ("SureWest California"). SureWest Delaware and SureWest California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. SureWest Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 210,000,000 shares, 200,000,000 of which are designated "Common Stock," par value $0.01 per share, and 10,000,000 of which are designated "Preferred Stock," par value $0.01 per share. The Preferred Stock of SureWest Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100 shares of Common Stock were issued and outstanding, all of which were held by SureWest California, and no shares of Preferred Stock were issued and outstanding.

     B. SureWest California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 100,000,000
shares, all of which are designated "Common Stock". As of           , 2002,
          shares of Common Stock were issued and outstanding.

     C. The Board of Directors of SureWest California has determined that, for the purpose of effecting the reincorporation of SureWest California in the State of Delaware, it is advisable and in the best interests of SureWest California and its shareholders that SureWest California merge with and into SureWest Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of SureWest Delaware and SureWest California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SureWest Delaware and SureWest California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.

                                     MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, SureWest California shall be merged with and into SureWest Delaware (the "Merger"), the separate existence of SureWest California shall cease and SureWest Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. SureWest Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be SureWest Communications.

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of SureWest California shall cease and SureWest Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and SureWest California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of SureWest California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of SureWest Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of SureWest California in the same manner as if SureWest Delaware had itself incurred them, all is more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                      II.

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of SureWest Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of SureWest Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of SureWest California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III.

                         MANNER OF CONVERSION OF STOCK

     3.1 SureWest California Common Stock. Upon the Effective Date of the Merger, each share of SureWest California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $0.01 per share. of the Surviving Corporation.

     3.2 SureWest California Options and Employee Benefits.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option and related plans (including without limitation the 1999 Restricted Stock Bonus Plan and 2000 Equity Incentive Plan) and all other employee benefit plans of SureWest California. Each outstanding and unexercised option or other right to purchase SureWest California Common Stock shall become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of SureWest California Common Stock issuable pursuant to any such option or related right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such SureWest California option or related right at the Effective Date of the Merger.

     (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and related rights equal to the number of shares of SureWest California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 SureWest Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $0.01 per share, of SureWest Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by SureWest Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of SureWest California Common Stock may, at such stockholder's option, surrender the same for cancellation to Continental Stock Transfer & Trust Company as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of SureWest California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of SureWest California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of SureWest California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of SureWest Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to SureWest Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of SureWest Delaware that such tax has been paid or is not payable.

                                      IV.

                                    GENERAL

     4.1 Covenants of SureWest Delaware. SureWest Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

          (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by SureWest Delaware of all of the franchise tax liabilities of SureWest California; and

          (c) take such other actions as may be required by the California General Corporation Law.

     4.2 Further Assurances. From time to time, as and when required by SureWest Delaware or by its successors or assigns, there shall be executed and delivered on behalf of SureWest California such deeds and other instruments, and there shall be taken or caused to be taken by SureWest Delaware and SureWest California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by SureWest Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SureWest California and otherwise to carry out the purposes of this Agreement, and the officers and directors of SureWest Delaware are fully authorized in the name and on behalf of SureWest California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either SureWest California or of SureWest Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of SureWest California or by the sole stockholder of SureWest Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 200 Vernon Street, Roseville, California 95678 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of SureWest Communications, a Delaware corporation, and SureWest Communications, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          SUREWEST COMMUNICATIONS, INC.
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Thomas E. Doyle
                                            Chairman

ATTEST:

---------------------------------------------------------
Neil J. Doerhoff

Secretary


                                          SUREWEST COMMUNICATIONS
                                          a California corporation

                                          By:
                                            ------------------------------------
                                            Thomas E. Doyle
                                            Chairman

ATTEST:

---------------------------------------------------------
Neil J. Doerhoff
Secretary

                                                                      APPENDIX C

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SUREWEST COMMUNICATIONS, INC.

                                   ARTICLE I

     The name of the corporation is SureWest Communications, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.01 par value, and Preferred Stock, $0.01 par value. The total number of shares that the Corporation is authorized to issue is 210,000,000 shares. The number of shares of Common Stock authorized is 200,000,000. The number of shares of Preferred Stock authorized is 10,000,000.

     The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

          (a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

          (b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

          (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

          (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

          (g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

          (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

          (i) such other restrictions, preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

                                   ARTICLE V

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                   ARTICLE VI

     The Corporation is to have perpetual existence.

                                  ARTICLE VII

     1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VIII

     Holders of stock of any class or series of this Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

                                   ARTICLE IX

     1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

     2. Election of Directors. Elections of directors shall not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE X

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE XI

     No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the Corporation, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE XII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XIII

     The name and mailing address of the incorporator are as follows:

        Jed E. Solomon
        Cooper, White & Cooper LLP
        201 California Street, 17th Floor
        San Francisco, California 94111

     The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of SureWest Communications, Inc. is his act and deed and that the facts stated therein are true.

Dated: March 5, 2002

                                          /s/ JED E. SOLOMON
                                          --------------------------------------
                                          JED E. SOLOMON
                                          Incorporator

                                                                      APPENDIX D

                                     BYLAWS

                                       OF

                            SUREWEST COMMUNICATIONS
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                               CORPORATE OFFICES

     1.1 REGISTERED OFFICE

     The registered office of the corporation shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     1.2 PRINCIPAL PLACE OF BUSINESS

     The corporation's principal place of business shall be 200 Vernon Street, Roseville, California 95678, or such other place as the board of directors shall designate from time to time.

     1.3 OTHER OFFICES

     The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.1 PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     2.2 ANNUAL MEETING

     The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Friday of May in each year at 8:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

     2.3 SPECIAL MEETING

     A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president. No other person or persons are permitted to call a special meeting.

     2.4 NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

     2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

     Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation,

     (a) nominations for the election of directors, and

     (b) business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice to the secretary of the corporation in proper written form of its intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty
(120) calendar days in advance of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. To be in proper form, a stockholder's notice to the secretary shall set forth:

          (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

          (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

     The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

     2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     2.7 QUORUM

     The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.7 of these bylaws.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

     If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

     2.8 ADJOURNED MEETING; NOTICE

     When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.9 VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

     Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder and stockholders shall not be entitled to cumulate their votes in the election of directors of with respect to any matter submitted to a vote of the stockholders.

     2.10 WAIVER OF NOTICE

     Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

     For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

     The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

     2.12 PROXIES

     Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

     2.13 ORGANIZATION

     The chairman of the board, or in the absence of the chairman, the president, or, in the absence of the chairman of the board and the president, one of the corporation's vice presidents, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.14 LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III

                                   DIRECTORS

     3.1 POWERS

     Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2 NUMBER OF DIRECTORS

     The number of the corporation's directors shall be not less than five (5) nor more than nine (9), the exact number of which shall be fixed by a resolution approved by the stockholders or by the board of directors.

     3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws; wherein other qualifications for directors may be prescribed.

     3.4 RESIGNATION AND VACANCIES

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     All vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

     3.6 REGULAR MEETINGS

     Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held next succeeding full business day.

     3.7 SPECIAL MEETINGS; NOTICE

     Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

     3.8 QUORUM

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and other applicable law.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.9 WAIVER OF NOTICE

     Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

     3.10 ADJOURNMENT

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     3.11 NOTICE OF ADJOURNMENT

     Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

     3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing, to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

     3.13 FEES AND COMPENSATION OF DIRECTORS

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

     3.14 APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE IV

                                   COMMITTEES

     4.1 COMMITTEES OF DIRECTORS

     The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power of authority to:

          (a) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151 (a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation);

          (b) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware;

          (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

          (d) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or

          (e) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

     4.2 MEETINGS AND ACTION OF COMMITTEES

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

     4.3 COMMITTEE MINUTES

     Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE V

                                    OFFICERS

     5.1 OFFICERS

     The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 5.3 of these bylaws. Any number of offices may be held by the same person.

     5.2 ELECTION OF OFFICERS

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

     5.3 SUBORDINATE OFFICERS

     The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

     5.4 REMOVAL AND RESIGNATION OF OFFICERS

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5 VACANCIES IN OFFICES

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     5.6 CHAIRMAN OF THE BOARD

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

     5.7 PRESIDENT

     Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall, in the absence or nonexistence of a chairman, preside at all meetings of the stockholders and at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

     5.8 VICE PRESIDENTS

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

     5.9 SECRETARY

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

     5.10 CHIEF FINANCIAL OFFICER

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                   ARTICLE VI

      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

     6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law,
(ii) the proceeding was authorized in advance by the board of directors of the corporation (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law of Delaware or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.2 INDEMNIFICATION OF OTHERS

     The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.3 INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

     6.4 EXPENSES

     The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the corporation.

     Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 6.5, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     6.5 NON-EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

     6.6 SURVIVAL OF RIGHTS

     The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6.7 AMENDMENTS

     Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

                                  ARTICLE VII

                              RECORDS AND REPORTS

     7.1 MAINTENANCE AND INSPECTION OF RECORDS

     The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

     7.2 INSPECTION BY DIRECTORS

     Any director shall have the right to examine (and to make copies of) the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

     7.3 ANNUAL STATEMENT TO STOCKHOLDERS

     The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     7.5 CERTIFICATION AND INSPECTION OF BYLAWS

     The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

                                  ARTICLE VIII

                                GENERAL MATTERS

     8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any tights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware.

     If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

     8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

     From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

     The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

     The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

     In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

     Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.5 SPECIAL DESIGNATION ON CERTIFICATES

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.6 LOST CERTIFICATES

     Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     8.7 TRANSFER AGENTS AND REGISTRARS

     The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

     8.8 CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

     8.9 PROVISIONS ADDITIONAL TO PROVISIONS OF LAW

     All restrictions, limitations, requirements and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     8.10 PROVISIONS CONTRARY TO PROVISIONS OF LAW

     Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which upon being construed in the manner provided in Section 8.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

     8.11 NOTICES

     Any reference in these bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                                   ARTICLE IX

                                   AMENDMENTS

     The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

     Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

                       CERTIFICATE OF ADOPTION OF BYLAWS

                                       OF

                            SUREWEST COMMUNICATIONS

Adoption by Incorporator

     The undersigned person appointed in the Articles of Incorporation to act as the Incorporator of SureWest Communications hereby adopts the foregoing Bylaws, comprising twenty (20) pages, as the Bylaws of the corporation.

     Executed this   th day of           , 2002.

                                          --------------------------------------
                                                     Jed E. Solomon,
                                                       Incorporator

     Certificate by Secretary of Adoption by Incorporator

     The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of SureWest Communications and that the foregoing Bylaws, comprising twenty (20) pages, were adopted as the Bylaws of the corporation on
          , 2002 by the person appointed in the Certificate of Incorporation to act as the Incorporator of the corporation.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed
the corporate seal this   th day of           , 2002.

                                          --------------------------------------
                                                    Neal J. Doerhoff,
                                                        Secretary

                                     [MAP]

                                 PROXY BY MAIL

                                                             Please mark
                                                              your votes     [X]
                                                              like this

          THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
                   INDICATED, WILL BE VOTED FOR THE PROPOSALS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4

                                                                WITHHOLD
ITEM 1-ELECTION OF DIRECTORS                           FOR       FOR ALL
Nominees: 01 Thomas E. Doyle, 02 Brian H. Strom,
03 John R. Roberts III, 04 Chris L. Branscum,          [ ]         [ ]
05 Neil J. Doerhoff, 06 Kirk C. Doyle,
07 Timothy D. Taron

WITHHELD FOR: (Write that nominee's name in the space provided below)

                                      FOR       AGAINST       ABSTAIN
ITEM 2-AMENDMENT OF 2000 EQUITY       [ ]         [ ]           [ ]
INCENTIVE PLAN

ITEM 3-REINCORPORATION PROPOSAL       [ ]         [ ]           [ ]

ITEM 4-SETTING OF AUTHORIZED
STOCK                                 [ ]         [ ]           [ ]

ITEM 5-OTHER BUSINESS


IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE
INSTRUCTIONS BELOW
                                                                ----------------
                                                                COMPANY NUMBER:

                                                                 PROXY NUMBER:

                                                                ACCOUNT NUMBER:
                                                                ----------------


Signature                         Signature                          Date
         -------------------------         -------------------------     -------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                            VOTE BY PHONE OR INTERNET
                            QUICK***EASY***IMMEDIATE

                             SUREWEST COMMUNICATIONS

* You can now vote your shares electronically through the Internet or the telephone.

*  This eliminates the need to return the proxy card.

* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above web site. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                 ELECTRONICALLY

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             SUREWEST COMMUNICATIONS

   The undersigned hereby appoints Thomas E. Doyle, Brian H. Strom, John R. Roberts III, Chris L. Branscum, Neil J. Doerhoff, Kirk C. Doyle and Timothy D. Taron as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side all shares of stock of SureWest Communications standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on May 17, 2002 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE